Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Cynthia Johnson
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports First Quarter 2016 Results

BRENTWOOD, Tenn. – (May 5, 2016) AAC Holdings, Inc. (NYSE: AAC) announced its results for the first quarter ended March 31, 2016. All comparisons included in this release are to the comparable prior year period unless otherwise noted.

2016 Financial Highlights:

•	Client admissions increased 73% to 2,623
•	Average daily residential census increased 59% to 764
•	Outpatient visits totaled 4,978 compared with 1,588 measured for the same period in the prior year
•	Revenues increased 53% to $65.3 million
•	Adjusted EBITDA increased 37% to $12.0 million (see non-GAAP reconciliation herein)
•	Earnings per diluted share was $0.03
•	Adjusted earnings per diluted share was $0.20 (see non-GAAP reconciliation herein)
•	Net income available to stockholders was $0.6 million
•	Cash flows provided from operations totaled $4.3 million
•	Average daily residential revenue was $832 compared with $974 for the comparable prior-year period

De Novo and Acquisition Highlights:

•	93 residential beds at Laguna Treatment Hospital expected to open mid-year, subject to receiving licensure
•	44 detoxification and residential beds at The Oxford Center’s existing location anticipated to come online in first half 2017
•	In April, completed the acquisition of Townsend in Louisiana, adding a 32-bed in-network facility, seven in-network outpatient centers and an in-network lab
•	In May, completed the acquisition of Solutions Recovery in Las Vegas, adding 124 sober living beds, 80 licensed in-network detoxification, residential and halfway house beds, and two in-network outpatient centers

Revenues in the first quarter of 2016 increased to $65.3 million compared with $42.8 million for the same period in the prior year. Adjusted EBITDA increased to $12.0 million compared with $8.8 million for the same period in the prior year. Adjusted net income available to stockholders increased to $4.4 million, or $0.20 per diluted share, compared with $3.6 million, or $0.17 per diluted share, in the prior-year. Net income available to stockholders was $0.6 million, or $0.03 per diluted share, in the first quarter of 2016 compared with $2.0 million, or $0.10 per diluted share, in the prior-year period. Adjusted net income available to stockholders and Adjusted EBITDA are non-GAAP financial measures. Tables reconciling these measures to net income available to stockholders and net income, respectively, are included in this release.

“We are getting more clients into treatment and delivering on customer satisfaction and clinical quality on a greater scale than we have ever experienced,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “The growth in census, the expansion of our platform with the addition of outpatient and sober living facilities, continued in-network diversification and investments in expanded lab capabilities are driving our financial results. Our pipeline remains very active, and as more attractive sources of capital become available, we expect to execute on those new growth opportunities.”

De Novo Activity and Pipeline

In April 2016, the Company began construction on an 11,000 square-foot in-network lab located in Slidell, Louisiana to replace an existing in-network lab that was part of the Townsend acquisition. The new lab is expected to be completed in the third quarter of 2016.

Renovations at Laguna Treatment Hospital, the Company’s 93-bed Chemical Dependency Rehabilitation Hospital near Laguna Beach, California, are complete. The hospital is currently awaiting approval of its licensure, which is expected to occur mid-year.

The Company has 44 additional residential beds and 48 sober living beds under development at The Oxford Centre in Mississippi that are currently expected to come online in the first half of 2017.

Acquisition Activity

On April 1, 2016, the Company completed the acquisition of Townsend for a total purchase price of $22.0 million. Located in Louisiana, Townsend operates a 32-bed in-network facility, with 20 beds licensed for detoxification and inpatient treatment, seven in-network outpatient centers that deliver intensive outpatient treatment as well as an in-network lab.

On April 18, 2016, the Company acquired a 100-room hotel in Arlington, Texas for $5.35 million. The Company plans to convert the facility into sober living beds. The Company expects the property to generate approximately $5 million in incremental revenue and approximately $2.0 million in incremental Adjusted EBITDA for the Company’s Greenhouse outpatient center in 2017.

On May 3, 2016, the Company completed the acquisition of Las Vegas-based Solutions Recovery for a total purchase price of $13.0 million. The acquisition included 124 sober living beds, 80 licensed in-network detoxification, residential and halfway house beds, and two in-network outpatient centers.

Balance Sheet and Cash Flows from Operations

As of March 31, 2016, AAC Holdings’ balance sheet reflected cash and cash equivalents of $13.2 million and total debt of $143.1 million. Capital expenditures in the first quarter of 2016 totaled $7.0 million. Cash flows provided by operations totaled $4.3 million for the first quarter of 2016 compared with cash flows used in operations of $2.5 million in the prior-year period. Days sales outstanding (DSO) was 88 for the first quarter of 2016 compared with 79 for the prior-year period and 96 for the fourth quarter of 2015.

2016 Outlook

AAC is maintaining its previously issued guidance for the full year 2016. Revenues are expected to be in the range of $265 million to $275 million. This estimate is based on average daily residential census for the year of 800, inclusive of access to Laguna Treatment Hospital; average daily residential revenue of approximately $800 to $825; and approximately $32 million to $34 million of revenue from standalone outpatient centers and related lab services from those visits, as well as from the Recovery Brands, Townsend and Solutions Recovery acquisitions.

Adjusted EBITDA is expected to be in the range of $52 million to $55 million and adjusted earnings per diluted share is expected to be in the range of $0.95 to $1.03. Assumptions also include an annual effective tax rate of 37% to 39% and diluted weighted-average shares outstanding of approximately 23 million for the year.

This outlook does not include the impact of any future acquisitions, transaction-related costs, litigation settlement, expenses related to legal defenses and de novo start-up expenses.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, later this morning at 9:00 a.m. CT. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through May 12, 2016, by dialing (412) 317-0088 and entering the replay access code: 10084487.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.americanaddictioncenters.org. The online replay will be available in the Investor Relations section of the Company’s website one hour after the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from prior or pending acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees, including a former senior executive; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenues
Client related revenue	$62,706	$55,450	$42,823
Other revenue	2,642	2,832	—

Total revenues	65,348	58,282	42,823
Operating expenses
Salaries, wages and benefits	31,971	29,522	18,374
Advertising and marketing	4,397	5,294	4,618
Professional fees	4,307	3,603	1,469
Client related services	4,919	4,923	2,915
Other operating expenses	6,546	6,664	4,813
Rentals and leases	1,532	1,856	700
Provision for doubtful accounts	5,483	5,188	3,382
Litigation settlement	108	—	20
Depreciation and amortization	3,915	2,900	1,340
Acquisition-related expenses	764	484	998

Total operating expenses	63,942	60,434	38,629

Income (loss) from operations	1,406	(2,152)	4,194
Interest expense	1,702	1,181	741
Bargain purchase gain	—	(1,775)	—
Other (income) expense, net	(7)	(697)	(11)

(Loss) income before income tax expense	(289)	(861)	3,464
Income tax (benefit) expense	(20)	(223)	1,345

Net (loss) income	(269)	(638)	2,119
Less: net loss attributable to noncontrolling interest	855	1,086	600

Net income attributable to AAC Holdings, Inc. stockholders	586	448	2,719
BHR Series A Preferred Unit dividend	—	—	(147)
Redemption of BHR Series A Preferred Units	—	—	(534)

Net income available to AAC Holdings, Inc. common stockholders	$586	$448	$2,038

Basic earnings per common share	$0.03	$0.02	$0.10
Diluted earnings per common share	$0.03	$0.02	$0.10
Weighted-average shares outstanding:
Basic	22,094,790	22,002,587	21,189,385
Diluted	22,113,500	22,047,801	21,312,788

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(Dollars in thousands)

	March 31, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$13,237	$18,750
Accounts receivable, net of allowances	62,922	60,934
Prepaid expenses and other current assets	5,673	6,840

Total current assets	81,832	86,524

Property and equipment, net	111,972	109,724
Goodwill	108,722	108,722
Intangible assets, net	9,136	9,470
Other assets	3,333	1,609

Total assets	$314,995	$316,049

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,416	$7,878
Accrued liabilities	19,889	21,653
Current portion of long-term debt	4,092	3,611
Current portion of long-term debt – related party	—	1,195

Total current liabilities	31,397	34,337
Deferred tax liabilities	1,195	1,195
Long-term debt, net of current portion	138,996	140,335
Other long-term liabilities	4,292	3,694

Total liabilities	175,880	179,561

Stockholders’ equity	145,136	141,654
Noncontrolling interest	(6,021)	(5,166)

Total stockholders’ equity including noncontrolling interest	139,115	136,488

Total liabilities and stockholders’ equity	$314,995	$316,049

AAC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(Dollars in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(269)	$2,119
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for doubtful accounts	5,483	3,382
Depreciation and amortization	3,915	1,340
Equity compensation	2,638	1,633
Amortization of debt issuance costs	95	—
Changes in operating assets and liabilities:
Accounts receivable	(7,471)	(11,627)
Prepaid expenses and other assets	(7)	(317)
Accounts payable	(462)	618
Accrued liabilities	302	104
Other long term liabilities	55	221

Net cash provided by (used in) operating activities	4,279	(2,527)

Cash flows from investing activities:
Purchase of property and equipment	(7,017)	(11,548)
Acquisition of subsidiaries, net of cash acquired	—	(13,102)
Escrow funds held on acquisition	(550)	(1,000)
Purchase of other assets, net	—	(75)

Net cash used in investing activities	(7,567)	(25,725)

Cash flows from financing activities:
Proceeds from long-term debt	—	73,802
Payments on long-term debt and capital leases	(1,030)	(25,333)
Repayment of long-term debt — related party	(1,195)	(97)
Repayment of subordinated notes payable	—	(945)
Redemption of BHR Series A Preferred Units	—	(8,529)

Net cash (used in) provided by financing activities	(2,225)	38,898

Net change in cash and cash equivalents	(5,513)	10,646
Cash and cash equivalents, beginning of period	18,750	48,540

Cash and cash equivalents, end of period	$13,237	$59,186

AAC Holdings, Inc.

Operating Metrics

Unaudited

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Operating Metrics:
Average daily residential census[1]	764	670	480
Outpatient visits[2]	4,978	4,328	1,588
Average daily residential revenue[3]	$832	$840	$974
Average net daily residential revenue[4]	$756	$759	$896
New admissions[5]	2,623	2,462	1,515
Bed count at end of period[6]	934	897	580
Effective bed count at end of period[7]	892	785	580
Days sales outstanding (DSO)[8]	88	96	79

[1]	Includes client census at all of our owned and leased residential facilities.
[2]	Represents the total number of outpatient visits at our stand-alone outpatient centers during the period.
[3]	Average daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities during the period divided by the product of the number of days in the period multiplied by average daily residential census.
[4]	Average net daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily residential census.
[5]	Includes total client admissions at our owned and leased residential facilities for the period presented.
[6]	Bed count at end of period includes all beds at owned and leased inpatient facilities.
[7]	Effective bed count at end of period represents beds for which our facilites are staffed based on planned census.
[8]	Revenues per day is calculated by dividing the revenues for the period by the number of days in the period. Days sales outstanding is then calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day.

AAC Holdings, Inc.

Supplemental Reconciliation of Non-GAAP Disclosures

Unaudited

(Dollars in thousands, except per share amounts)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015 (1)
Net (loss) income	$(269)	$(638)	$2,119
Non-GAAP Adjustments:
Interest expense	1,702	1,181	741
Depreciation and amortization	3,915	2,900	1,340
Income tax (benefit) expense	(20)	(223)	1,345
Stock-based compensation and related tax reimbursements	2,638	1,613	1,633
Litigation settlement and California matter related expense	2,325	1,678	20
Acquisition-related expense	860	760	998
De novo start-up expense and other	862	2,777	—
Facility closure operating losses and expense	—	1,116	584
Bargain purchase gain	—	(1,775)	—

Adjusted EBITDA	$12,013	$9,389	$8,780

Reconciliation of Adjusted Net Income Available to AAC Holdings, Inc. Common Stockholders to Net Income Available to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015 (1)
Net income available to AAC Holdings, Inc. common stockholders	$586	$448	$2,038
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	2,325	1,678	20
Acquisition-related expense	860	760	998
De novo start-up and other expenses	862	2,777	—
Facility closure operating losses and expense	—	1,116	584
Bargain purchase gain	—	(1,775)	—
Redemption of BHR Series A Preferred Units	—	—	534
Income tax effect of non-GAAP adjustments	(280)	(1,180)	(546)

Adjusted net income available to AAC Holdings, Inc. common stockholders	$4,353	$3,824	$3,628

Weighted-average shares outstanding - diluted	22,113,500	22,047,801	21,312,788

Adjusted diluted earnings per share	$0.20	$0.17	$0.17

Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per share (herein collectively referred to as “Non-GAAP Disclosures”) are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

Management defines Adjusted EBITDA as net (loss) income adjusted for interest expense, depreciation and amortization expense, income tax (benefit) expense, stock-based compensation and related tax reimbursements, litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up expenses, facility closure operating losses and expense associated with The Academy and FitRx, and bargain purchase gain associated with our acquisition of Sunrise House in the fourth quarter of 2015.

Management defines Adjusted Net Income Available to AAC Holdings, Inc. common stockholders as net income available to AAC Holdings, Inc. common stockholders adjusted for litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up expenses, facility closure operating losses and expense associated with The Academy and FitRx, bargain purchase gain associated with our acquisition of Sunrise House in the fourth quarter of 2015, redemption of BHR Series A Preferred Units, and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

(1)	Balances shown represent recasted amounts as disclosed in the Company’s Current Form 8-K as filed with the SEC on February 22, 2016.